UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2015, John L. Hennessy, Ph.D., a member of the board of directors of Cisco Systems, Inc. (“Cisco”), adopted a pre-arranged stock trading plan to exercise up to 15,000 Cisco stock options originally granted in 2006 and set to expire in November 2015, and sell the acquired shares of Cisco stock. The plan is scheduled to terminate in November 2015.

In addition, on September 16, 2015, Michael D. Capellas, a member of Cisco’s board of directors, adopted a pre-arranged stock trading plan to exercise up to 15,000 Cisco stock options originally granted in 2006 and set to expire in November 2015, and sell the acquired shares of Cisco stock. The plan is scheduled to terminate in November 2015.

Further, on September 17, 2015, Steven M. West, a member of Cisco’s board of directors, adopted a pre-arranged stock trading plan to exercise up to 15,000 Cisco stock options originally granted in 2006 and set to expire in November 2015, and sell the acquired shares of Cisco stock. The plan is scheduled to terminate in November 2015.

Finally, on September 18, 2015, M. Michele Burns, a member of Cisco’s board of directors, adopted a pre-arranged stock trading plan to exercise up to 15,000 Cisco stock options originally granted in 2006 and set to expire in November 2015, and sell the acquired shares of Cisco stock. The plan is scheduled to terminate in November 2015.

The transactions under the plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Cisco’s policies regarding stock transactions.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 21, 2015	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary